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                         HARNISCHFEGER INDUSTRIES, INC.
                (Name of Registrant as Specified in Its Charter)

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                 [LETTERHEAD OF HARNISCHFEGER INDUSTRIES, INC.]

                                                                  May 7, 1999

DEAR FELLOW SHAREHOLDER:

Enclosed is a Consent Revocation Statement and Yellow Revocation of Consent Card in conncetion with the Board's opposition to the solicitation of consents by the Trinity Group. The Board carefully considered each of Trinity's proposals and determined that it was in the best interest of the Company and its shareholders to amend the by-laws of the Company in a way that addresses each of the concerns raised by the Trinity proposals adopted by the Board. The few differences between the amendments adopted by the Board and the Trinity proposals have been carfully considered by the Board and in the Board's opinion they are appropriate, reasonable and in the bests interests of shareholders. The by-law amendments adopted by the Board, which are described in the accompanying materials, provide, among other things:

o shareholders with the opportunity to approve certain significant business transactions of Harnischfeger and its subsidiaries;

o for the Corporate Governance Committee to consider at least annually whether or not the Chairman of the Board should be a past or present employee of the company; and

o shareholders holding 25% of Harnischfeger's outstanding common stock with the ability to call a meeting between all shareholders of the Company and non-management directors.

The Board attempted to arrange a meeting with the Trinity Group in an effort to resolve the issues raised by their proposals but the Trinity Group refused to meet. The Board believes that the Trinity solicitation will distract attention and energy from the process the Company has initiated with Chase Securities, Inc. to explore alternatives to enhance shareholder value.

ACCORDINGLY, THE BOARD RECOMMENDS THAT SHAREHOLDERS OPPOSE THE CONSENT SOLICITATION BEING UNDERTAKEN BY THE TRINITY GROUP. THE BOARD URGES SHAREHOLDERS TO REJECT THE TRINITY CONSENT SOLICITATION AND NOT SIGN ANY WHITE CONSENT CARDS SENT TO YOU BY THE TRINITY GROUP. IF YOU HAVE PREVIOUSLY SIGNED AND RETURNED ANY SUCH CONSENT CARD, YOU HAVE EVERY RIGHT TO CHANGE YOUR MIND.

The Board urges you to sign, date and mail the enclosed YELLOW Revocation of Consent Card in the postage-paid envelope provided with these materials.

We appreciate your support.

On behalf of the board of directors,

/s/ Jeffery T. Grade                              /s/ L. Donald LaTorre

JEFFERY T. GRADE                                  L. DONALD LA TORRE
Chairman and Chief Executive Officer              Chairman, Corproate Governance
                                                  Committee